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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Powerwave Technologies, Inc. on Form S-8 of our reports dated January 18, 2000, appearing in the Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended January 2, 2000.


DELOITTE & TOUCHE LLP
Costa Mesa, California

June 5, 2000